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                                   EXHIBIT 4.1







                                       5

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                      Long Beach Mortgage Loan Trust 2001-4
                    Asset-Backed Certificates, Series 2001-4
               Amendment No. 1 to Pooling and Servicing Agreement

         This Amendment No. 1 (the "Amendment") dated and effective as of January 18, 2002, by and among LONG BEACH SECURITIES CORP., as depositor (the "Depositor"), LONG BEACH MORTGAGE COMPANY, as master servicer (the "Master Servicer"), FEDERAL NATIONAL MORTGAGE ASSOCIATION, as guarantor of the Class I-A Certificates and the Class I-S Certificates (the "Guarantor"), FIRST UNION NATIONAL BANK, as trustee (the "Trustee"), and BANKERS TRUST COMPANY OF CALIFORNIA, N.A., as trust administrator (the "Trust Administrator"), to the Pooling and Servicing Agreement (the "PSA") dated as of December 1, 2001 by and among the Depositor as depositor, the Master Servicer as master servicer, the Guarantor as guarantor of the Class I-A Certificates and the Class I-S Certificates, the Trustee as trustee, and the Trust Administrator as trust administrator. Unless otherwise defined herein, capitalized terms shall have the meaning given to them in the PSA.

         In consideration of the mutual agreements herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

      1. Each of the following definitions in Article I of the PSA is hereby amended and restated to read in its entirety as follows:

         "Insured Indenture": The indenture among Long Beach Asset Holdings Corp. CI-1, as issuer, Long Beach Asset Holdings CI-1 LLC, as co-issuer, and Bankers Trust Company of California, N.A., as indenture trustee, relating to the Insured NIM Notes issued thereunder.

         "Insured NIM Notes": Long Beach Asset Holdings Corp. CI-1 NIM 2001-4 Notes, Series 2001-4.

         "NIM Notes": The Insured NIM Notes and the Other NIM Notes.

         "NIMS Insurer": Radian Asset Assurance Inc., formerly known as Asset Guaranty Insurance Company, or any successor thereto that shall be the insurer under an insurance policy insuring certain payments on Insured NIM Notes; provided, however, upon the occurrence of a Note Insurer Switch Event (as defined in the Insured Indenture), the NIMS Insurer shall be Financial Security Assurance Inc.

      2. Article I of the PSA is hereby amended by adding the following definition:

         "Other NIM Notes": Long Beach Asset Holdings Corp. CI-2 NIM 2001-5 Notes, Series 2001-5 and Long Beach Asset Holdings Corp. CI-3 NIM 2001-6 Notes, Series 2001-6.


                                       1



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      3. Article I of the PSA is hereby amended by deleting the definitions of "Uninsured Indenture" and "Uninsured NIM Notes" in their entirety.

      4. Section 1.04(a) is hereby amended and restated to read in its entirety as follows:

         (a) Each of the rights of the NIMS Insurer set forth in this Agreement shall exist so long as the Insured NIM Notes remain outstanding; provided, however, the NIMS Insurer shall not have any rights hereunder (except as provided in Section 9.01) so long as any default has occurred and is continuing under the insurance policy issued by the NIMS Insurer with respect to the Insured NIM Notes.

      5. Section 1.04(b) is hereby amended and restated to read in its entirety as follows:

         (b) If and when (i) no Insured NIM notes remain outstanding, (ii) any Guaranteed Certificates remain outstanding and (iii) no default under the Guaranty shall have occurred and be continuing, the Guarantor shall be entitled to exercise the rights of the NIMS Insurer set forth in this Agreement.

      6. Paragraph (viii) of Section 2.07(b) is hereby amended and restated to read in its entirety as follows:

         (viii) with respect to the last Subsequent Transfer Date in the related Pre-Funding Period, the Depositor shall have delivered to the Trustee, the Trust Administrator, the Guarantor and the NIMS Insurer a letter from an Independent accountant (with copies provided to each Rating Agency) stating that the characteristics of the Subsequent Mortgage Loans conform to the characteristics set forth in paragraph (c) (except for clauses (vii) and (xii) of such paragraph) and paragraph (d) below;

      7. Section 2.07(e) is hereby amended and restated to read in its entirety as follows:

         (e) Notwithstanding the foregoing, any Subsequent Mortgage Loan may be rejected by the NIMS Insurer, the Guarantor or a Rating Agency if the inclusion of any such Subsequent Mortgage Loan would adversely affect the ratings of any Class of Certificates or any of the NIM Notes. At least one Business Day prior to the Subsequent Transfer Date, each of the NIMS Insurer, the Guarantor and each Rating Agency shall notify the Trustee, the Trust Administrator, the Master Servicer and the Depositor as to which Subsequent Mortgage Loans, if any, shall not be included in the transfer on the Subsequent Transfer Date; provided, however, that the Master Servicer, in its capacity as Seller, shall have delivered to each of the NIMS Insurer, the Guarantor and each Rating Agency at least three Business Days prior to such Subsequent Transfer Date a computer file acceptable to each Rating Agency describing the characteristics specified in paragraphs (c) and (d) above.


                                       2
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      8. The first paragraph of Section 3.02(a) is hereby amended and restated to read in its entirety as follows:

         (a) The Master Servicer may enter into Sub-Servicing Agreements provided (i) that such agreements would not result in a withdrawal or a downgrading by any Rating Agency of the ratings on any Class of Certificates or any of the NIM Notes, as evidenced by a letter to that effect delivered by each Rating Agency to the Depositor, the NIMS Insurer and the Guarantor and (ii) that, except in the case of any Sub-Servicing Agreements the Master Servicer may enter into with Washington Mutual, Inc. or any Affiliate thereof, the NIMS Insurer or the Guarantor (as provided in Section 1.04) shall have consented to such Sub-Servicing Agreements (which consent shall not be unreasonably withheld) with Sub-Servicers, for the servicing and administration of the Mortgage Loans. The Trustee and the Trust Administrator are hereby authorized to acknowledge, at the request of the Master Servicer, any Sub-Servicing Agreement that meets the requirements applicable to Sub-Servicing Agreements set forth in this Agreement and that is otherwise permitted under this Agreement.

      9. The last paragraph of Section 4.01(d) is hereby amended and restated to read in its entirety as follows:

         Without limiting the provisions of Section 9.01(b), by acceptance of the Residual Certificates, the Holders of the Residual Certificates agree, for so long as any of the NIM Notes are outstanding or any amounts are reimbursable or payable to the NIMS Insurer in accordance with the terms of the Insured Indenture, in connection with any amount distributable to the Holders of the Residual Certificates pursuant to clauses (i)(k) and (ii)(m) above, to assign and transfer any such amounts, and to the extent received to pay any such amounts, to the Class I-C Certificates and Class II-C Certificates, respectively.

     10. The last paragraph of Section 5.02(d) is hereby amended and restated to read in its entirety as follows:

         The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trust Administrator, in form and substance satisfactory to the Trust Administrator, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of any of the NIM Notes or the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC created hereunder to fail to qualify as a REMIC.

     11. The first paragraph of Section 6.04 is hereby amended and restated to read in its entirety as follows:

         The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that its duties hereunder are no longer permissible under applicable law or (ii) with the written consent of the Trust Administrator and the NIMS Insurer or the Guarantor (as provided in Section 1.04) and written confirmation from each Rating Agency (which confirmation shall be furnished to the Depositor and the Trust Administrator) that such resignation will not cause such Rating Agency to reduce the then current rating of any of the NIM Notes, the Class A Certificates or the Mezzanine Certificates. Any such determination pursuant to clause (i) of the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Trustee and the Trust Administrator. No resignation of the Master Servicer shall become effective until the Trust Administrator or a successor servicer reasonably acceptable to the NIMS Insurer or the Guarantor (as provided in Section 1.04) shall have assumed the Master Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

     12. The second paragraph of Section 8.08 is hereby amended and restated to read in its entirety as follows:

         No successor Trustee or Trust Administrator shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee or Trust Administrator shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee or Trust Administrator shall not result in a downgrading of any of the NIM Notes or any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

     13. Miscellaneous.

         (a) On and after the date of this Amendment, each reference in the PSA to "this Agreement," "hereunder," "hereof," "herein" or words of like import, shall mean and be a reference to the PSA, as amended by this Amendment.

         (b) Except as specifically amended above, the PSA is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

         (c) This Amendment may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         (d) This Amendment shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         (e) If any one or more of the covenants, agreements, provisions or terms of this Amendment shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions of this Amendment.

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         (f) The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns to the parties hereto and the NIMS Insurer, and to the benefit of the Certificateholders.

                            (Signature Page Follows)

                                       5

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         IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Guarantor,
the Trust Administrator, and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                  LONG BEACH SECURITIES CORP.,
                                    as Depositor

                                       /s/ JEFFERY A SORENSEN
                                       -----------------------------------------
                                  Name:      Jeffery A Sorensen
                                  Title:     Vice President

                                  LONG BEACH MORTGAGE COMPANY,
                                    as Master Servicer


                                  By: /s/ JEFFERY A SORENSEN
                                       -----------------------------------------
                                  Name:      Jeffery A Sorensen
                                  Title:     First Vice President

                                  BANKERS TRUST COMPANY OF
                                  CALIFORNIA, N.A.,
                                    as Trust Administrator


                                  By:  /s/ R REYES
                                       -----------------------------------------
                                  Name:      Ronaldo Reyes
                                  Title:     Associate

                                  FEDERAL NATIONAL MORTGAGE
                                  ASSOCIATION,
                                    as Guarantor (with respect to the Class I-A
                                    Certificates and the Class I-S Certificates)


                                  By: /s/ SHARON L. STIEBER
                                     -------------------------------------------
                                  Name:      Sharon L. Stieber
                                             -----------------------------------
                                  Title:     Vice President
                                             -----------------------------------

                                  FIRST UNION NATIONAL BANK,
                                    as Trustee


                                  By: /s/ B TINNIN
                                     -------------------------------------------
                                  Name:      Bryon M. Tinnin
                                             -----------------------------------
                                  Title:     Assistant Vice President
                                             -----------------------------------



                                       6
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CONSENTED TO BY:

RADIAN ASSET ASSURANCE INC.,
formerly known as ASSET GUARANTY INSURANCE COMPANY, as NIMS Insurer


By: /s/ EDWARD McC. BOWERS
   -----------------------------------------
Name:    Edward McC. Bowers
         -----------------------------------
Title:   Senior Vice President
         -----------------------------------



                                       7

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STATE OF WASHINGTON                         )
                                            )  ss.:
COUNTY OF KING                              )

         On the ___th day of January, 2002 before me, a notary public in and for said State, personally appeared Jeffery A Sorensen known to me to be a Vice President of Long Beach Securities Corp., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             -----------------------------------
                                                        Notary Public



                                       8
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STATE OF WASHINGTON                         )
                                            )  ss.:
COUNTY OF KING                              )

         On the ___th day of January, 2002 before me, a notary public in and for said State, personally appeared Jeffery A Sorensen known to me to be a First Vice President of Long Beach Mortgage Company, a corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                             -----------------------------------
                                                        Notary Public

STATE OF                                    )
                                            )  ss.:
COUNTY OF                                   )

         On the ___th day of January, 2002 before me, a notary public in and for said State, personally appeared ____________, known to me to be a ____________ of Bankers Trust Company of California, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such association executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             -----------------------------------
                                                        Notary Public


                                       10
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STATE OF                                    )
                                            )  ss.:
COUNTY OF                                   )

         On the ___th day of January, 2002 before me, a notary public in and for said State, personally appeared ____________, known to me to be a ____________ of Federal National Mortgage Association, a ____________ that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such association executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             -----------------------------------
                                                        Notary Public



                                       11
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STATE OF                                    )
                                            )  ss.:
COUNTY OF                                   )

         On the ___th day of January, 2002 before me, a notary public in and for said State, personally appeared ____________, known to me to be a ____________ of First Union National Bank, a ____________ that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such association executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             -----------------------------------
                                                        Notary Public




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